UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

            Date of Report (Date of earliest reported): June 1, 2006


                           EUROWEB INTERNATIONAL CORP.
               (Exact name of registrant as specified in charter)


          Delaware                       1-12000                  13-3696015
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)


           468 North Camden Drive Suite 256(I) Beverly Hills, CA 90210
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (310) 860-5697


                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers

On June 1, 2006, the Board of Directors of Euroweb International Corp. (the "Company") appointed unanimously Robin Ann Gorelick as the Company's Secretary. There are no understandings or arrangements between Ms. Gorelick and any other person pursuant to which Ms. Gorelick was selected as an executive officer. Ms. Gorelick does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer or any major shareholder.

From 1992 to present, Ms. Gorelick has served as the Managing Partner at the Law Offices of Gorelick & Associates, specializing in the representation of various public and private business entities. Ms. Gorelick received her J.D. and her B.A. in Economics and Political Science from the University of California, Los Angeles in 1982 and 1979, respectively. Ms. Gorelick is admitted to practice law in California, the District of Columbia and Texas.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      EUROWEB INTERNATIONAL CORPORATION


                                      By: /s/ Moshe Schnapp
                                          -----------------------------
                                          Name:  Moshe Schnapp
                                          Title: President

Date:   June 1, 2006
        Los Angeles, California